                                                                     Exhibit 3.1

                                                                          PAGE 1



                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OF "GLOBESPAN, INC." AS RECEIVED AND FILED IN THIS OFFICE.


      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      RESTATED CERTIFICATE, FILED THE TWENTY-FIFTH DAY OF JUNE, A.D. 1999, AT 9 O'CLOCK A.M.

      CERTIFICATE OR AMENDMENT, FILED THE TWENTY-FIRST DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.


                           [SEAL OF DELAWARE OMITTED]


                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2631885  8100X                                           AUTHENTICATION: 1394707

010516393                                                         DATE: 10-17-01



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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/25/1999
                                                           991259913 - 2631885



                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                 GLOBESPAN, INC.
                             A DELAWARE CORPORATION


                     (PURSUANT TO SECTIONS 228, 242 AND 245
                    OF THE DELAWARE GENERAL CORPORATION LAW)



      GlobeSpan, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

      DOES HEREBY CERTIFY:

      FIRST: That this corporation was originally incorporated on June 7, 1996, pursuant to the General Corporation Law, under the name of CAP ACQUISITION CORP.

      SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows;

      "RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation, as amended, be amended and restated in its entirety as follows:

                                    ARTICLE I

      The name of the corporation is GlobeSpan, Inc (the "Corporation").

                                   ARTICLE II

      The address of the registered office of this corporation in the State of Delaware is 15 East North Street. Dover, Kent County. The name of its registered agent at such address is Incorporating Services, Ltd.

                                   ARTICLE III

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
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                                   ARTICLE IV

      SECTION 1. AUTHORIZED STOCK. The Corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000), par value $0.001 per share, and the number of Preferred Stock authorized to be issued is Ten Million (10,000,000), par value $0.001 per share,

      SECTION 2. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation (the "Restated Certificate"), to fix or alter the dividend rights, dividend rate, conversion rights, voting rights. Rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock and any other relative rights, preferences and limitations thereof, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they bad prior to the adoption of the resolution originally fixing the number of shares of such series.

      SECTION 3. VOTING RIGHTS. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of common stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of record of shares of common stock being entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

                                    ARTICLE V

      Except as otherwise provided in this Restated Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter. amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

      SECTION 1. NUMBER. The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the board of Directors.

      SECTION 2. REMOVAL. Subject to the rights of the holders of any one or more classes or series of preferred stock issued by the Corporation, any director, or the entire Board, shay be removed from office at any time, but only for cause and only by the affirmative

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vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this sentence as a single class. Any vacancy in the Board that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

                                   ARTICLE VII

      Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

      Except as otherwise provided in this Restated Certificate, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent.

                                   ARTICLE IX

      A director of the Corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

                 Any repeal or modification of the foregoing provisions of this
Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                    ARTICLE X

      In addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of this Restated Certificate.

                                   ARTICLE XI

      SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of
1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under The General Corporation Law of the State of Delaware.

                                   ARTICLE XII

      The provisions of Section 203 of the Delaware General Corporation Law shall not apply to the corporation.

                                       ***

      THIRD: The foregoing Restated Certificate was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

      FOURTH: That said Restated Certificate was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has signed this Certificate this 25th day of June 1999.


                                           /s/ Armando Geday
                                          -------------------------------
                                          Armando Geday
                                          President and Chief Executive Officer

ATTEST:

/s/ Robert Mcmullan
------------------------------
Robert McMullan
Secretary

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/21/2000          [Stamp]
  001316507 - 2631885




                            CERTIFICATE OF AMENDMENT

                                       TO

                            THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                GLOBESPAN, INC.

              ----------------------------------------------------

                        Pursuant to Section 232 of the
                General Corporation Law of the State of Delaware

              ----------------------------------------------------

      GlobeSpan, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

      FIRST: that pursuant to a meeting of the Company's Board of Directors (the "Board") on April 19, 2000, resolutions were adopted proposing to amend Article IV of the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on June 25, 1999 (the "Restated Certificate"), declaring said amendment to be advisable and proposing to submit said amendment to the stockholders of the Company for consideration thereof.

      SECOND: That at the annual meeting of the stockholders of the Company on June 13, 2000, the holders of a majority of the outstanding stock of the Company entitled to vote gave their consent to an amendment to Article IV of the Restated Certificate. Pursuant to the amendment to Article IV of the Restated Certificate adopted by the stockholders, sections 1 and 2 of Article IV of the Restated Certificate are hereby to read in their entirety as follows:

      SECTION 1. AUTHORIZED STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is four hundred ten million (410,000,000). Four hundred million (400,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock, each with a par value of $0.001 per share.

      SECTION 2. PREFERRED STOCK. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, performances, privileges and restrictions granted to or imposed upon series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certifications of Designation or this corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidations and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present of future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally facing the number of shares of such series.

      THIRD: That, except as otherwise provided herein, the Restated Certificate will remain unchanged.

      FOURTH: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said GlobeSpan, Inc. has caused this Certificate to be signed by a duly authorized officer on this 21st day of June 2000.


                                                  /s/ ROBERT J. MCMULLAN
                                                 -------------------------------
                                                 Robert J. McMullan
                                                 Chief Financial Officer
                                                 Vice President and Treasurer